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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on from S-4 (No. 333-42045) of Southern Minerals Corporation of our report dated March 25, 1997 relating to the consolidted financial statements of Amerac Energy Corporation, which appears in the Current Report on Form 8-K of Southern Minerals Corporation dated February 11, 1998.

/s/ PRICE WATERHOUSE LLP

Fort Worth, TX
February 11, 1998